Exhibit 21.1

Subsidiaries OF Bluegreen Vacations HOLDING Corporation

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Woodbridge Holdings Corporation	Florida
Share Happiness Captive Insurance Company, LLC	Tennessee

Subsidiaries OF WOODBRIDGE HOLDINGS CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Bluegreen Vacations Corporation	Florida
Core Communities of South Carolina, LLC	So. Carolina
Carolina Oak Homes, LLC	So. Carolina

Subsidiaries OF Bluegreen Vacations Corporation

Name of Subsidiary	Jurisdiction of Incorporation Or Organization
BBCV Receivables-Q 2010, LLC	Delaware
Bluegreen Asset Management Corporation	Delaware
Bluegreen Beverage, LLC	Delaware
Bluegreen Communities of Texas, LP	Delaware
Bluegreen Corporation of Tennessee	Delaware
Bluegreen Golf Clubs, Inc.	Delaware
Bluegreen HoldCo, LLC	Nevada
Bluegreen Holding Corporation (Texas)	Delaware
Bluegreen Louisiana, LLC	Delaware
Bluegreen Management Resources, LLC	Delaware
Bluegreen Nevada, LLC	Delaware
Bluegreen New Jersey, LLC	Delaware
Bluegreen Properties N.V.	Aruba
Bluegreen Properties of Virginia, Inc.	Delaware
Bluegreen Purchasing & Design, Inc.	Florida
Bluegreen Receivables Finance Corporation III	Delaware
Bluegreen Resorts International, Inc.	Delaware
Bluegreen Resorts Management, Inc.	Delaware
Bluegreen Servicing LLC	Delaware
Bluegreen Southwest Land, Inc.	Delaware
Bluegreen Southwest One, L.P.	Delaware
Bluegreen Specialty Finance, LLC	Delaware
Bluegreen Timeshare Finance Corporation I	Delaware
Bluegreen Vacations Unlimited, Inc.	Florida
Bluegreen/Big Cedar Vacations, LLC	Delaware
BRFC 2013-A LLC	Delaware
BRFC 2015-A LLC	Delaware
BRFC 2016-A LLC	Delaware
BRFC 2017-A LLC	Delaware
BRFC 2018-A LLC	Delaware
BRFC 2020-A LLC	Delaware
BRFC 2022-A LLC	Delaware
BRFC III Deed Corporation	Delaware
BRFC-Q 2010, LLC	Delaware
BRM Bahamas Limited	Bahamas
BXG Construction, LLC	Delaware
Encore Rewards, Inc.	Delaware
Great Vacation Destinations, Inc.	Florida
Jordan Lake Preserve Corporation	North Carolina
Leisure Capital Corporation	Vermont
Managed Assets Corporation	Delaware
New England Advertising Corporation	Vermont
Pinnacle Vacations, Inc.	Delaware
Prizzma, LLC	Delaware
Resort Title Agency, Inc.	Florida
SC Holdco, LLC	Delaware
Select Connections, LLC	Delaware
TFRI 2013-1 LLC	Delaware